THE STERLING GROUP

                                                THE STERLING GROUP, INC.
                                                EIGHT GREENWAY PLAZA, SUITE 702
                                                HOUSTON, TEXAS 77046
                                                713-877-8257
                                                FAX 713-877-1824


                                   May 6, 1996


Texas Petrochemical Holdings, Inc.
TPC Holding Corp.
8 Greenway Plaza, Suite 702
Houston, Texas 77046

Ladies and Gentlemen:

This letter agreement will confirm the agreement between Texas Petrochemical Holdings, Inc. ("Holdings") and TPC Holding Corp. ("TPCHC"), on behalf of themselves and their respective present and future direct and indirect wholly-owned subsidiaries (collectively, the "Companies" and individually, a "Company"), and The Sterling Group, Inc. ("Sterling") in connection with TPCHC's acquisition of the common stock of Texas Olefins Company and its subsidiary Texas Petrochemicals Corporation (the "Acquisition"), as follows:

1. SERVICES. Sterling has provided or will provide consulting services prior to the closing to Holdings, TPCHC and the Companies in connection with the organization of Holdings, TPCHC and the Companies, structuring the Acquisition and the financing thereof, arrangements for outside consulting services in connection with the Acquisition, advice with respect to employee benefit and compensation arrangements and other reasonable assistance prior to the closing of the Acquisition when and as requested by Holdings, TPCHC or any of the Companies.

2. FEE AND EXPENSES. For its services in connection with the Acquisition, Sterling will be entitled to receive from the TPCHC at the consummation of the Acquisition a fee in the amount of $4,000,000 and reimbursement of all expenses paid or incurred by Sterling in connection therewith.

3. INDEMNIFICATION. Holdings and TPCHC, on behalf of themselves and each of the Companies, jointly and severally, agree to indemnify and hold harmless Sterling, its consultants, each of their respective controlling persons and each director, officer, employee, principal, consultant, affiliate and agent thereof (each an "Indemnified Person") from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Person may become subject relating to or arising out of, or in connection with, any advice or services provided under this Agreement or the transactions contemplated by this Agreement, the Acquisition (including, without limitation, the use of proceeds from the sale of securities and the financing of the Acquisition) or any related transaction (including without limitation, any engagement letters entered into by Sterling with CS First Boston Corporation, Merrill Lynch & Co., or any other investment banking firm with respect to the financing of the Acquisition, and that certain letter agreement between Sterling and Texas Commerce Bank National Association dated April 30, 1996 and the transactions contemplated thereby), and to reimburse each Indemnified Person, promptly upon demand, for expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, giving testimony or furnishing documents for, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof (collectively, "Actions"), including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened), to which Holdings shall have consented in writing (such consent not to be unreasonably withheld), whether or not any Indemnified Person is a party and whether or not liability resulted therefrom; provided, however, that the indemnity contained in this Agreement will not apply to any Indemnified Person with respect to losses, claims, damages, liabilities or related expenses that are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the willful misconduct or gross negligence of such Indemnified Person. In addition, neither Holdings, TPCHC nor any of the Companies will, without prior written consent of Sterling, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all liabilities arising out of such Action.

     Promptly after receipt by an Indemnified Person of written notice with respect to the commencement of any investigation, claim or other Action with respect to which such Indemnified Person may seek indemnification hereunder, such Indemnified Person shall notify Holdings in writing at the address set forth on the first page hereof of such Action; but the omission so to notify Holdings shall not relieve Holdings, TPCHC or any of the Companies from any liability that Holdings, TPCHC or any of the Companies may have hereunder to such Indemnified Person. The Indemnified Persons shall be entitled to retain separate counsel of their own choice; provided that Holdings, TPCHC or any of the Companies shall not be responsible for the fees and expenses of more than one firm of attorneys (and local counsel, if appropriate) for all of the Indemnified Persons in any single Action, unless the Indemnified Persons shall have been advised that there may be one or more legal defenses available to any of them that may be different from or additional to those available to the others, in which event each such Indemnified Person shall be entitled to separate counsel at the expense of Holdings, TPCHC and the Companies.

     If indemnification is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) for reason of public policy or any other reason not to be available, Holdings and TPCHC, on behalf of themselves and each of the Companies, and the Indemnified Person shall contribute to the losses, claims, damages, liabilities or expenses (or Actions in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to and fault of Holdings, TPCHC or any of the Companies, on the one hand, and the Indemnified Person, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or Actions in respect thereof). Notwithstanding the foregoing, Sterling shall not be obligated to contribute any amount hereunder that exceeds the fees and expenses received by Sterling hereunder. No person found liable for a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who is not found liable for such fraudulent misrepresentation.

   Holdings and TPCHC, on behalf of themselves and each of the Companies, also agree, jointly and severally, that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Holdings, TPCHC or any of the Companies for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this Agreement, the Acquisition, the financing thereof, the transactions contemplated thereby or any Indemnified Person's actions or inactions in connection with any such advice, services or transactions except for liabilities that are determined by a judgment of a court of competent jurisdiction (not subject to further appeal) to have resulted from such Indemnified Person's gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

   If any term, provision, covenant or restriction contained in this Section is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement (including this Section) shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   The provisions contained in this Section 3 shall remain in full force and effect (i) whether or not any of the transactions contemplated hereby are consummated, (ii) regardless of the termination or completion of any Indemnified Person's services hereunder, (iii) notwithstanding the termination of this Agreement and (iv) notwithstanding any investigation made by or on behalf of Sterling or any Indemnified Person.

   This Section 3 is for the benefit of the parties hereto and the Indemnified Persons, and may be enforced directly by any Indemnified Person, whether or not a party to this Agreement.

4. GOVERNING LAW. This Agreement shall be governed by and constructed in accordance with, the laws of the State of Texas, without giving effect to choice of law doctrines requiring the application of laws of any other jurisdiction.

If the foregoing meets with your approval and correctly expresses our agreement, please sign and return the enclosed duplicate copy of this letter.

                                            Very truly yours,

                                            THE STERLING GROUP, INC.

                                            By: SUSAN O. RHENEY
                                            Name: SUSAN O. RHENEY
                                            Title: PRINCIPAL

ACKNOWLEDGED AND AGREED
TEXAS PETROCHEMICAL HOLDINGS, INC.

By: WILLIAM A. McMINN
Name: WILLIAM A. McMINN
Title: CHAIRMAN

TPC HOLDING CORP.

By: WILLIAM A. McMINN
Name: WILLIAM McMINN
Title: CHAIRMAN